UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2005

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendments to Certain Employment Agreements

On December 20, 2005, pursuant to authority from the Management Resources and Compensation Committee of the Wachovia Corporation (“Wachovia”) board of directors (the “Board”), Wachovia entered into amendments (the “Amendments”) to the employment agreements between Wachovia and Benjamin P. Jenkins, III, David M. Carroll, Robert P. Kelly, Stephen E. Cummings and Wallace D. Malone, Jr. and certain other Wachovia executive officers. Pursuant to the Amendments, the parties thereto agreed that any payments which may become due to the executive in connection with his or her termination of employment and which may be subject to Internal Revenue Code Section 409A and implementing regulations (the “409A Rules”), shall be delayed for a six-month period as necessary to enable such payments to be made without incurring excise taxes and/or penalties under the 409A Rules. This summary of the material terms of the Amendments is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits (10)(a), (10)(b) and (10)(c) to this Report and incorporated herein by reference.

Amendment to Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan

On December 20, 2005, pursuant to authority from the Management Resources and Compensation Committee of the Board, Wachovia and Wallace D. Malone, Jr., Vice Chairman and a Director, entered into an amendment (the “Deferred Compensation Plan Amendment”) to the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan (the “Plan”). The Plan was originally entered into in February 1998 and previously amended in July 2004. The terms of the Deferred Compensation Plan Amendment establish January 15, 2007 as the date for distribution of accumulated dividends to which Mr. Malone may be entitled pursuant to the Plan, and which distribution may be subject to the 409A Rules. This summary of the material terms of the Deferred Compensation Plan Amendment is qualified in its entirety by reference to that document, a copy of which is filed as Exhibit (10)(d) to this Report and incorporated herein by reference.

Amendment to Elective Deferral Plan

On December 20, 2005, pursuant to authority from the Management Resources and Compensation Committee of the Board, Wachovia adopted an amendment to the Wachovia Corporation Elective Deferral Plan (the “Deferral Plan”). Certain executive officers of Wachovia are eligible to participate in the Deferral Plan and its purpose is to allow participants to defer receipt of portions of their salary and/or annual incentive payments into investment accounts. The amendment to the Deferral Plan authorizes plan termination elections, cancellations of deferrals and mid-year deferral elections of performance-based compensation based on certain transition relief provided by the Internal Revenue Service for compliance with the 409A Rules. This summary of the material terms of the amendment to the Deferral Plan is qualified in its entirety by reference to that amendment, a copy of which is filed as Exhibit (10)(e) to this Report and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 20, 2005, at the request of G. Kennedy Thompson, Chairman, President and Chief Executive Officer and a Director, and pursuant to authority from the Management Resources and Compensation Committee of the Board, Wachovia entered into a Termination Agreement (the “Agreement”) which terminates Mr. Thompson’s existing employment agreement with Wachovia. Mr. Thompson’s employment agreement was entered into in November 1999 following Mr. Thompson being named President of First Union Corporation and amended at Mr. Thompson’s request in February 2002 to reduce certain benefits upon the termination of Mr. Thompson’s employment in certain circumstances. In addition to terminating Mr. Thompson’s employment agreement, the Agreement provides that Mr. Thompson will receive a salary and incentive compensation as determined by the Board as well as employee benefits which similarly situated Wachovia employees are eligible to receive. Those benefits will be subject to the terms of the applicable Wachovia plan or program. This summary of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit (10)(f) to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(10)(a)	Amendment No.1 to Employment Agreements between Wachovia and Benjamin P. Jenkins, III, David M. Carroll, Robert P. Kelly and Stephen E. Cummings.

(10)(b)	Amendment No. 1 to Amended and Restated Employment Agreement for Wallace D. Malone, Jr.

(10)(c)	Form of Amendment to Employment Agreement between Wachovia and certain other Executive Officers of Wachovia.

(10)(d)	Amendment 2005-1 to the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan.

(10)(e)	Amendment 2005-1 to Wachovia’s Elective Deferral Plan.

(10)(f)	Termination Agreement between Wachovia and G. Kennedy Thompson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: December 22, 2005	By:	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
(10)(a)	Amendment No.1 to Employment Agreements between Wachovia and Benjamin P. Jenkins, III, David M. Carroll, Robert P. Kelly and Stephen E. Cummings.

(10)(b)	Amendment No. 1 to Amended and Restated Employment Agreement for Wallace D. Malone, Jr.

(10)(c)	Form of Amendment to Employment Agreement between Wachovia and certain other Executive Officers of Wachovia.

(10)(d)	Amendment 2005-1 to the SouthTrust Corporation Wallace D. Malone, Jr. Nonqualified Deferred Compensation Plan.

(10)(e)	Amendment 2005-1 to Wachovia’s Elective Deferral Plan.

(10)(f)	Termination Agreement between Wachovia and G. Kennedy Thompson.